EXHIBIT 99.C6






                          ACTUARIAL OPINION AND CONSENT






April 13, 2001


ReliaStar Life Insurance Company
20 Washington Avenue South
Minneapolis, MN 55401

Madam/Sir:

     This opinion is furnished in connection with the registration by ReliaStar Life Insurance Company of a flexible premium variable life insurance policy (the "Contract") under the Securities Act of 1933, as amended. The Contract is described in the Prospectus constituting a part of the Registration Form S-6. Post-Effective Amendment No. 1 to the Registration Form S-6, File No. 333-47094.

     The form of Contract was reviewed by me, and I am familiar with the Registration Statement and Exhibits thereto.

     In my opinion:

          The illustrations of Accumulation Values, Surrender Charges, Cash Surrender Values, and Death Benefits, included in the section entitled, "Illustration of Accumulation Values, Surrender Charges, Cash Surrender Values, and Death Benefits" shown in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 as Exhibit 1.A.(5)(g). The rate structure of the Contract has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear more favorable to a prospective purchaser of a Contract for a male Joint Insured Age 55 and a female Joint Insured Age 55, both nonsmokers in a standard Rate Class, than to prospective purchasers of the Contract for other ages, sexes, or Rate Classes. In any state where charges cannot be based upon the insured's sex, the rate structure of the Contract has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear more favorable to a prospective purchaser of the Contract for Joint Insureds who are both Age 55 than to prospective purchasers of the Contract for other ages.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Experts" in the Prospectus constituting a part of the Registration Statement.

Sincerely,

/s/ CRAIG A. KROGSTAD

Craig A. Krogstad, FSA, MAAA
Assistant Vice President and Actuary